EXHIBIT 10.19

SECOND AMENDMENT
TO
CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT

     THIS SECOND AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT (this “Amendment”) is entered into as of the 31st day of August, 2002 by and between Akorn, Inc., a Louisiana corporation (the “Company”), and the John N. Kapoor Trust dated 9/20/89 (the “Lender”).

WITNESSETH:

     WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended by the First Amendment to Convertible Bridge Loan and Warrant Agreement dated December 20, 2001 (collectively the “Agreement”); and

     WHEREAS, the Company and the Lender wish to amend the Agreement.

     NOW, THEREFORE, for and in consideration of the promises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.	Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendment set forth in Paragraph 2 below, such terms and provisions shall be deemed superceded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.	Amendment of the Agreement. Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

“The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to December 31, 2002.”

3.	Effectuation. The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of the date hereof upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

Signed and sealed as of the 31st day of August 2002.

COMPANY:	HOLDER:

AKORN, INC.	THE JOHN N. KAPOOR TRUST DTD. 9/20/89

By: /s/ Ben Pothast	By: /s/ John N. Kapoor
Name: Ben Pothast	Name:
Its: CFO	Its:

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